Goodrich Petroleum Announces Second Quarter 2019 Financial Results and an Operational Update

HOUSTON, Aug. 6, 2019 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced financial results and an operational update for the second quarter ended June 30, 2019.

QUARTER HIGHLIGHTS

  Adjusted EBITDA increased by 142% over the prior year period and 42% sequentially to $21.5 million despite lower natural gas prices versus the prior year and first quarter of 2019.
  Net income was $11.8 million in the quarter ($0.96 per basic and $0.82 per diluted share). Net income was positively impacted by a gain of $10.7 million, representing the change of fair value of the Company's derivative contracts, and negatively impacted by a loss of $1.8 million on early extinguishment of debt.
  Production increased by 128% over the prior year period and 35% sequentially to average 138,200 Mcfe per day for the quarter.
  Per unit cash operating expenses decreased by 35% versus the prior year period and 23% sequentially to $1.02 per Mcfe for the quarter, as follows.
    Lease operating expense ("LOE") decreased by 33% sequentially to $0.24 per Mcfe
    Production and other taxes expense decreased by 29% sequentially to $0.05 per Mcfe
    Transportation and processing expense decreased by 8% sequentially to $0.46 per Mcfe
    General and Administrative ("G&A") expense (payable in cash) decreased by 33% to $0.27 per Mcfe
  Return on Capital Employed ("ROCE"), defined as annualized second quarter earnings before interest and taxes ("EBIT") divided by total assets less current liabilities, was 18% for the quarter.

(See accompanying table at the end of this press release that reconciles ROCE, a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATIONAL UPDATE

The Company has recently completed its Melody Jones et al 20H No. 1 (89% WI) well in the Bethany-Longstreet field of DeSoto Parish, Louisiana. The well, which has a lateral length of approximately 4,600 feet, had an average 24-hour initial production rate of approximately 22,000 Mcfe per day. The Company is running one rig with current plans to complete its next well late in the third quarter.

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleumcorp.investorroom.com/investor-relations

2Q19 FINANCIAL RESULTS

REVENUES

Revenues totaled $31.9 million in the quarter, versus $17.8 million in the prior year period. Average realized price per unit was $2.54 per Mcfe ($2.35 per Mcf of gas and $65.00 per barrel of oil) in the quarter, versus $3.23 per Mcfe in the prior year period ($2.67 per Mcf of gas and $69.39 per barrel of oil). Revenues in the quarter, when adjusted for settled oil and natural gas derivatives, totaled $33.9 million.

PRODUCTION

Production totaled 12.6 Bcfe in the quarter, or an average of approximately 138,200 Mcfe per day, versus 5.5 Bcfe, or an average of approximately 60,600 Mcfe per day, in the prior year period. Natural gas production totaled 12.3 Bcf in the quarter (98% of total production), versus 5.2 Bcf (94% of total production) during the prior year period.

CASH FLOW

Adjusted EBITDA was $21.5 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $20.6 million in the quarter versus Adjusted EBITDA of $8.9 million and DCF of $9.2 million in the prior year period.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, each of which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

NET INCOME

The Company announced net income of $11.8 million in the quarter ($0.96 per basic and $0.82 per diluted share), versus a net loss of $2.7 million ($0.23 per basic and diluted share) in the prior year period. Net income for the quarter was positively impacted by a gain of $10.7 million, representing the change of fair value of our open natural gas and oil derivative contracts, and negatively impacted by a loss of $1.8 million on early extinguishment of debt.

OPERATING EXPENSES

Lease operating expense ("LOE") was $3.0 million ($0.24/Mcfe) in the quarter, versus $2.5 million ($0.45/Mcfe) in the prior year period. LOE for the quarter included $0.2 million ($0.02/Mcfe) for workovers, versus $0.3 million ($0.05/Mcfe) in the prior year period. Lease operating expense for the quarter excluding workovers was $2.8 million ($0.22/Mcfe) versus $2.2 million ($0.40/Mcfe) in the prior year period.

Production and other taxes were $0.6 million in the quarter ($0.05/Mcfe), versus $0.7 million ($0.12/Mcfe) in the prior year period.

Transportation and processing expense was $5.8 million ($0.46/Mcfe) in the quarter, versus $2.1 million ($0.38/Mcfe) in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $13.3 million ($1.06/Mcfe) in the quarter, versus $5.6 million ($1.01/Mcfe) in the prior year period.

General and administrative expense was $4.9 million ($0.39/Mcfe) in the quarter, which includes non-cash expense of $1.6 million ($0.12/Mcfe) for stock based compensation versus $4.8 million ($0.87/Mcfe) in the prior year period, which included $1.4 million for stock based compensation. G&A payable in cash was $3.4 million ($0.27/Mcfe) in the quarter.

OPERATING INCOME

Operating income, defined as revenues minus operating expenses, totaled $4.4 million in the quarter, versus $2.1 million in the prior year period.

CAPITAL EXPENDITURES

Capital expenditures totaled $25.0 million in the quarter, of which $24.5 million was spent on drilling and completion costs and $0.5 million on other expenditures, versus $31.0 million in the prior year period of which $29.3 million was spent on drilling and completion costs and $1.7 million on other expenditures. All of the quarter's drilling and completion capital expenditures were spent in the Haynesville Shale Trend.

INTEREST EXPENSE

Interest expense totaled $3.4 million in the quarter, which included cash interest of $1.0 million incurred on the Company's senior credit facilities and non-cash interest of $2.4 million incurred primarily on the Company's second lien notes, which included $1.4 million paid in-kind interest and $1.0 million of debt discount and debt issuance cost amortization. Interest expense for the prior year period totaled $2.7 million in the quarter, which included cash interest of $0.1 million incurred on the Company's senior credit facility and non-cash interest of $2.6 million incurred primarily on the Company's second lien notes, which included $1.6 million paid in-kind interest and $1.0 million of debt discount and debt issuance cost amortization.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a gain of $12.7 million on its derivatives not designated as hedges in the quarter, which was comprised of a gain of $10.7 million representing the change of the fair value of our open natural gas and oil derivative contracts as well as a $2.0 million gain on cash settlement, versus a loss of $2.2 million on its derivatives not designated as hedges in the prior year quarter, which was comprised of a loss of $2.0 million representing the change of the fair value of our open natural gas and oil derivative contracts as well as a $0.2 million loss on cash settlement.

BALANCE SHEET

The Company exited the quarter with $1.7 million of cash, $84.4 million outstanding under the Company's senior credit facility, which had a borrowing base of $115 million, and $12.1 million outstanding under the Company's second lien notes.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA and DCF. Management believes Adjusted EBITDA and DCF are good financial indicators of the Company's performance and ability to internally generate operating funds. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted EBITDA should not be considered an alternative to net loss applicable to common stock, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

Unless otherwise stated, oil production volumes include condensate.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Volumes
Natural gas (MMcf)	12,305	5,170	21,366	8,122
Oil and condensate (MBbls)	45	57	92	118
Mmcfe - Total	12,577	5,513	21,918	8,829

Mcfe per day	138,208	60,582	121,096	48,779

Oil and natural gas revenues	$ 31,886	$ 17,784	$ 61,032	$ 29,627
Other	(2)	51	(8)	42
	$ 31,884	$ 17,835	$ 61,024	$ 29,669

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,788, $2,174, $5,474 and $4,392, respectively)	2,978	2,465	6,313	5,031
Production and other taxes	624	669	1,255	1,309
Transportation and processing	5,754	2,086	10,455	3,398
Depreciation, depletion and amortization	13,299	5,560	23,345	9,012
General and administrative (payable in cash - $3,380, $3,360, $7,146 and $6,880, respectively)	4,936	4,803	10,246	9,999
Other	(59)	165	(49)	165
Operating income	4,352	2,087	9,459	755

Other income (expense)
Interest expense (payable in cash - $990, $75, $1,454 and $248, respectively)	(3,398)	(2,732)	(7,055)	(5,405)
Interest income and other expense	18	116	24	109
Gain (loss) on commodity derivatives not designated as hedges	12,653	(2,174)	11,645	(3,155)
Loss on early extinguishment of debt	(1,846)	-	(1,846)	-
	7,427	(4,790)	2,768	(8,451)

Reorganization items, net	-	42	-	(289)

Income (loss) before income taxes	11,779	(2,661)	12,227	(7,985)
Income tax benefit	-	-	-	-
Net income (loss)	$ 11,779	$ (2,661)	$ 12,227	$ (7,985)

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 20,571	$ 9,240	$ 35,371	$ 12,472

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 21,533	$ 8,900	$ 36,747	$ 12,311

Weighted average common shares outstanding - basic	12,211	11,629	12,181	11,424
Weighted average common shares outstanding - diluted (3)	14,581	11,629	14,498	11,424

Net income (loss) per share
Net income (loss) - basic	$ 0.96	$ (0.23)	$ 1.00	$ (0.70)
Net income (loss) - diluted	$ 0.82	$ (0.23)	$ 0.85	$ (0.70)

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, reorganization gains/losses and gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, adjustments per our 2019 Senior Credit Facility agreement for operating leases under ASC 842 and any other extraordinary non-cash gains/losses.

(3) Fully diluted shares excludes approximately 4.0 million potentially dilutive instruments that were anti-dilutive for the three months ended June 30, 2018 and approximately 3.9 million potentially dilutive instruments that were anti-dilutive for the six months ended June 30, 2018.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 59.28	$ 58.69	$ 58.16	$ 58.33
Excluding net cash received from/paid to settle oil derivatives	$ 65.00	$ 69.39	$ 62.18	$ 67.12
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.54	$ 2.76	$ 2.62	$ 2.74
Excluding net cash received from/paid to settle natural gas derivatives	$ 2.35	$ 2.67	$ 2.59	$ 2.67
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 2.70	$ 3.20	$ 2.80	$ 3.30
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 2.54	$ 3.23	$ 2.78	$ 3.36

Costs Per Mcfe
Lease operating expense ($0.22, $0.40, $0.25 and $0.50 excluding workovers, respectively)	$ 0.24	$ 0.45	$ 0.29	$ 0.57
Production and other taxes	$ 0.05	$ 0.12	$ 0.06	$ 0.15
Transportation and processing	$ 0.46	$ 0.38	$ 0.48	$ 0.38
Depreciation, depletion and amortization	$ 1.06	$ 1.01	$ 1.07	$ 1.02
General and administrative (payable in cash - $0.27, $0.61, $0.33 and $0.78, respectively)	$ 0.39	$ 0.87	$ 0.47	$ 1.13
Other	$ -	$ 0.03	$ -	$ 0.02
	$ 2.19	$ 2.86	$ 2.35	$ 3.27
.
Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In Thousands) (Unaudited)

Reconciliation of discretionary cash flow and net cash provided by operating activities (unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net cash provided by operating activities (US GAAP)	$ 23,346	$ 6,399	$ 41,253	$ 12,655
Net changes in working capital	2,775	(2,841)	5,882	183
Discretionary cash flow (1)	$ 20,571	$ 9,240	$ 35,371	$ 12,472

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 11,779	$ (2,661)	$ 12,227	$ (7,985)
Adjustments to reconcile net loss to net cash provided by operating activities
Depletion, depreciation and amortization	13,299	5,560	23,345	9,012
Right of use asset depreciation	341	-	626	-
(Gain) loss on derivatives not designated as hedges	(12,653)	2,174	(11,645)	3,155
Net cash received from (paid for) settlement of derivative instruments	1,973	(157)	213	(541)
Share based compensation (non-cash)	1,580	1,492	3,148	3,167
Amortization of finance cost, debt discount, paid in-kind interest and accretion	4,252	2,656	7,445	5,157
Loss (gain) from material transfers & inventory write-downs	-	218	12	218
Reorganization items (non-cash) and other	-	(42)	-	289
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	(1,260)	567	(1,916)	(598)
Accrued oil and gas revenue	(3,641)	(1,531)	(1,405)	(2,359)
Prepaid expenses and other	96	88	131	(20)
Accounts payable	7,522	(2,912)	10,163	3,936
Accrued liabilities	58	947	(1,091)	(776)
Net cash provided by operating activities	23,346	6,399	41,253	12,655
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(26,812)	(24,110)	(55,066)	(53,100)
Proceeds from sale of assets	-	3,711	1,284	26,920
Net cash used in investing activities	(26,812)	(20,399)	(53,782)	(26,180)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	(47,500)	-	(49,500)	(16,723)
Proceeds from bank borrowings	99,900	6,000	106,900	6,000
Repayments of Convertible Second Lien Notes	(56,728)		(56,728)
Proceeds from New 2L Notes	12,000		12,000
Issuance cost, net	(2,000)	-	(2,000)	(10)
Purchase of treasury stock and other	(537)	(2)	(542)	(5)
Net cash provided by (used in) financing activities	5,135	5,998	10,130	(10,738)
Net increase (decrease) in cash and cash equivalents	1,669	(8,002)	(2,399)	(24,263)
Cash and cash equivalents, beginning of period	-	9,731	4,068	25,992
Cash and cash equivalents, end of period	$ 1,669	$ 1,729	$ 1,669	$ 1,729

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In Thousands)

Supplemental Balance Sheet Data (unaudited)
	As of
	June 30, 2019
Cash and cash equivalents	$ 1,669

Long-term debt, net	$ 94,904
Unamortized debt discount and issuance cost	1,631
Total principal amount of debt	$ 96,535

Reconciliation of Net income (loss) to Adjusted EBITDA

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income (loss) (US GAAP)	$ 11,779	$ (2,661)	$ 12,227	$ (7,985)
Depreciation, depletion and amortization ("DD&A")	13,299	5,560	23,345	9,012
Stock compensation expense (non-cash)	1,580	1,491	3,148	3,167
Interest expense	3,398	2,732	7,055	5,405
(Gain) loss on derivatives not designated as hedges	(12,653)	2,174	(11,645)	3,155
Net cash received from (paid for) settlement of derivative instruments	1,973	(156)	213	(541)
Loss on early extinguishment of debt	1,846	-	1,846	-
Other items **	311	(240)	558	98
Adjusted EBITDA (2)	$ 21,533	$ 8,900	$ 36,747	$ 12,311

**  Other items include $0.3 million, zero, $0.6 million and zero, respectively, from the impact of accounting for operating leases under ASC 842 as well as interest income, reorganization items and other non-recurring income and expense.

Quantitative Reconciliation of Income Before Interest and Income Taxes ("IBIT") (non- US GAAP) to Income before income taxes (US GAAP) and Capital Employed ("CE") (non-US GAAP) to Total Assets and Current Liabilities (US GAAP) as used in the calculation of Return on Capital Employed ("ROCE") (non-US GAAP)

For the three months ended June 30, 2019
Income before income taxes (US GAAP)	$ 11,779
Less: Interest expense (US GAAP)	(3,398)
Income before Interest and Income Taxes ("IBIT") (non-US GAAP)	$ 8,381

As of June 30, 2019 (in thousands)
Total Assets (US GAAP)	$ 233,741
Less: Current Liabilities (US GAAP)	(52,317)
Capital Employed ("CE") (non- US GAAP)	$ 181,424

Annualized Return on Capital Employed (ROCE) (IBIT/CE X 4)	18%

Derivative Activity

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Change in fair value of derivatives not designated as hedges	$ 10,680	$ (2,018)	$ 11,432	$ (2,614)
Net cash received from (paid for) settlement of derivative instruments	1,973	(156)	213	(541)
Net gain (loss) on derivatives not designated as hedges	$ 12,653	$ (2,174)	$ 11,645	$ (3,155)

Reconciliation of interest payable in cash to interest expense

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest expense (GAAP)	$ 3,398	$ 2,732	$ 7,055	$ 5,405
Amortization of debt discount and issuance cost and paid-in-kind interest	(2,408)	(2,657)	(5,601)	(5,157)
Interest payable in cash	$ 990	$ 75	$ 1,454	$ 248

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In Thousands)

Reconciliation of capital expenditures (unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net cash used in investing activities (US GAAP)	$ (26,812)	$ (20,399)	$ (53,782)	$ (26,180)
Cash calls utilized	-	(711)	-	(711)
Inventory utilized	-	(282)	-	(486)
Cash proceeds related to sale of assets	-	(3,711)	(1,284)	(26,920)
Miscellaneous capitalized costs & ARO adjustments	(239)	(314)	(441)	(491)
Cost incurred in prior period and paid in current period	9,145	-	8,086	10,511
Capital accrual at period end	(7,067)	(5,555)	(7,067)	(7,706)
Total capital expenditures	$ (24,973)	$ (30,972)	$ (54,488)	$ (51,983)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
General & administrative expense (GAAP)	$ 4,936	$ 4,803	$ 10,246	$ 9,999
Share based compensation	(1,556)	(1,443)	(3,100)	(3,119)
General & administrative expense payable in cash	$ 3,380	$ 3,360	$ 7,146	$ 6,880
Oil and natural gas production (Mcfe)	12,577	5,513	21,918	8,829
General and administrative expense payable in cash per Mcfe	$ 0.27	$ 0.61	$ 0.33	$ 0.78

CONTACT: Robert Turnham, (713) 780-9494